UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other	(Commission File Number)	(IRS Employer
jurisdiction		Identification No.)
of incorporation)

4 Menorat Hamaor St.
Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 305-2410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fifth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan

On March 21, 2019, InspireMD, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”). As described below under Item 5.07, at the Annual Meeting, the Company’s stockholders approved the Fifth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “Plan”) to (i) increase the number of shares of common stock available for issuance pursuant to awards under such Plan by 25,000,000 shares, to a total of 33,919,737 shares of common stock, and (ii) reflect certain changes to the U.S. Internal Revenue Code upon the enactment of the Tax Cuts and Jobs Act of 2017 (the “Fifth Plan Amendment”). The board of directors of the Company (the “Board”) previously approved the Fifth Plan Amendment on February 4, 2019, subject to stockholder approval.

Election of Class 2 Directors

As previously reported in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 19, 2019 (the “2019 Proxy”), the term of the Company’s Class 2 directors, Michael Berman and Campbell Rogers, M.D., was scheduled to expire at the Annual Meeting, and the Board nominated Mr. Berman and Dr. Rogers for re-election at the Annual Meeting as Class 2 directors.

At the Annual Meeting, Mr. Berman and Dr. Rogers were elected as Class 2 members of the Board to serve for a term expiring at the Company’s 2022 annual meeting of stockholders or until his successor is elected and qualified.

For more information about the matters above, see the Company’s 2019 Proxy, the relevant portions of which are incorporated herein by reference. The description of the Fifth Plan Amendment above and such portions of the 2019 Proxy are qualified in their entirety by reference to the full text of the Fifth Plan Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following five proposals were submitted to a vote of the Company’s stockholders:

(1)	Election of two Class 2 directors to serve on the Board for a term of three years or until their successors are elected and qualified, for which Michael Berman and Campbell Rogers, M.D. were the nominees.

(2)	Approval of the Fifth Plan Amendment to (i) increase the number of shares of common stock of the Company available for issuance pursuant to awards under the Plan by 25,000,000 shares, to a total of 33,919,737 shares of common stock, and (ii) reflect certain changes to the U.S. Internal Revenue Code upon the enactment of the Tax Cuts and Jobs Act of 2017.

(3)	Authorization of the board of directors, in its discretion, to amend the Amended and Restated Certificate of Incorporation of the Company to effect a reverse stock split of the Company’s outstanding shares of common stock at a ratio in the range of 1-for-25 to 1-for-50, such ratio to be determined by the board of directors and included in a public announcement (the “Reverse Stock Split Proposal”).

(4)	If and only if the Reverse Stock Split Proposal is not approved, approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 150,000,000 to 500,000,000.

(5)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For more information about the foregoing proposals, see the Company’s 2019 Proxy. Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(1)	Election of two Class 2 directors to serve on the Board for a term of three years or until his successor is elected and qualified:

Director	For	Withheld
Michael Berman	8,098,385	762,580
Campbell Rogers, M.D.	8,197,228	663,737

(2)	Approval of the Fifth Plan Amendment:

For	Against	Abstain	Broker Non-Votes
6,299,042	2,214,096	347,827	24,112,257

(3)	Approval of the Reverse Stock Split Proposal:

For	Against	Abstain
23,697,130	7,893,029	1,383,063

(4)	Not applicable

Since the Reverse Stock Split Proposal was approved, the number of votes cast with respect to the proposal to increase the number of authorized shares of common stock was not tabulated.

(5)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2019:

For	Against	Abstain
29,824,486	2,558,837	589,899

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Fifth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: March 21, 2019	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer